UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 4, 2017 (Date of earliest event reported)

UBS Commercial Mortgage Trust 2017-C3
(Central Index Key Number 0001713226)
(Exact name of issuing entity)

UBS AG
(Central Index Key Number 0001685185)
Société Générale
(Central Index Key Number 0001238163)
KeyBank National Association
(Central Index Key Number 0001089877)
Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)
Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)
(Exact name of sponsor as specified in its charter)

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)
(Exact name of registrant as specified in its charter)

Delaware	333-207340-03	45-3587479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1285 Avenue of the Americas
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      212-713-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 31, 2017, UBS Commercial Mortgage Securitization Corp. (the “Depositor”) caused the issuance, pursuant to a pooling and servicing agreement, dated as of August 1, 2017 (the “Pooling and Servicing Agreement”), among UBS Commercial Mortgage Securitization Corp. (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, of UBS Commercial Mortgage Trust 2017-C3, Commercial Mortgage Pass-Through Certificates, Series 2017-C3 (the “Certificates”).

The Certificates represent, in the aggregate, the entire beneficial ownership in the UBS Commercial Mortgage Securities Trust 2017-C3 (the “Issuing Entity”), a common law trust formed on August 31, 2017 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of forty-two (42) mortgage loans (the “Mortgage Loans”) secured by first liens on sixty-four (64) commercial, multifamily or manufactured housing community properties.

The Mortgage Loan secured by the mortgaged property identified as “JW Marriott Chicago” on Exhibit B to the Pooling and Servicing Agreement (the “JW Marriott Chicago Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “JW Marriott Chicago Whole Loan”) that also includes two (2) additional pari passu promissory notes and three (3) subordinate promissory notes, which are not assets of the Issuing Entity. Additionally, the Mortgage Loan secured by the mortgaged property identified as “Center 78” on Exhibit B to the Pooling and Servicing Agreement (the “Center 78 Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “Center 78 Whole Loan”) that also includes one (1) additional pari passu promissory note and one (1) subordinate promissory note, which are not assets of the Issuing Entity. Each of the JW Marriott Chicago Whole Loan and the Center 78 Whole Loan are being serviced and administered pursuant to a pooling and servicing agreement, dated as of September 1, 2017 (the “CSAIL 2017-CX9 Pooling and Servicing Agreement”), by and among Credit Suisse Commercial Mortgage Securities Corp., as depositor, KeyBank National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC as operating advisor and as asset representations reviewer, relating to the CSAIL 2017-CX9 securitization transaction into which each related controlling companion loan is deposited.

The terms and conditions of the CSAIL 2017-CX9 Pooling and Servicing Agreement applicable to the servicing of the JW Marriott Chicago Mortgage Loan and the Center 78 Mortgage Loan are similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “The Pooling and Servicing Agreement” in the Prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on August 31, 2017. However, due to the manner in which the CSAIL 2017-CX9 securitization satisfied the risk retention requirements of Section 15G of the Exchange Act (the “Risk Retention Requirements”) the CSAIL 2017-CX9 Pooling and Servicing Agreement included a risk retention consultation party (the “Risk Retention Consultation Party”, as defined in the CSAIL 2017-CX9 Pooling and Servicing Agreement). The Risk Retention Consultation Party was appointed by Natixis Real Estate Capital LLC. In connection with certain major decisions that involve the JW Marriott Chicago Mortgage Loan and the Center 78 Mortgage Loan, the related special servicer is required to consult with the Risk Retention Consultation Party on a non-binding basis. The CSAIL 2017-CX9 Pooling and Servicing Agreement is attached hereto as Exhibit 4.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
(d)	Exhibits
Exhibit No.	Description
Exhibit 4.1	Pooling and Servicing Agreement, dated and effective as of September 1, 2017, among Credit Suisse Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2017	UBS COMMERCIAL MORTGAGE
SECURITIZATION CORP.
(Registrant)

By: /s/ Nicholas Galeone
Name: Nicholas Galeone
Title: President

By: /s/ David Schell
Name: David Schell
Title: Executive Director

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Pooling and Servicing Agreement, dated and effective as of September 1, 2017, among Credit Suisse Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer.	(E)